Exhibit 5.1

BOSTON BRUSSELS CHARLOTTE FRANKFURT HARRISBURG HARTFORD LONDON LUXEMBOURG MUNICH NEW YORK NEWPORT BEACH PALO ALTO PARIS PHILADELPHIA PRINCETON SAN FRANCISCO WASHINGTON

July 22, 2005

Internet Capital Group, Inc.

690 Lee Road

Suite 310

Wayne, Pennsylvania 19087

Re:   Internet Capital Group, Inc. 2005 Omnibus Equity Compensation Plan

Ladies and Gentlemen:

We have acted as counsel for Internet Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of an aggregate of 5,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $.001 per share, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Company’s 2005 Omnibus Equity Compensation Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares as set forth below.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters.

We are opining herein only as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

Based upon the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DECHERT LLP

Law Offices of Dechert LLP
4000 Bell Atlantic Tower • 1717 Arch Street • Philadelphia, PA 19103-2793 • Tel: 215.994.4000 • Fax: 215.994.2222 • www.dechert.com